Exhibit 3.232

BY—LAWS

OF

SUNRISE HANDICAP TRANSPORT CORP.

ARTICLE I. SHAREHOLDERS’ MEETING

Section 1. — Annual Meeting.

The annual meeting of the shareholders shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 — Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary at the written request of the holders of fifty per cent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 — Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

Section 4 — Notice of Meetings:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 — Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 — Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authroized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

ARTICLE II. DIRECTORS

SUNRISE HANDICAP TRANSPORT CORP.

Section 1. — Number.

The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by the Board of Directors. The number of the directors of the Corporation shall be ( ), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

Section 2. — How Elected.

At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

Section 3. — Term of Office.

The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

Section 4. — Duties of Directors.

The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Section 5. — Directors’ Meetings.

Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

Section 6. — Notice of Special Meetings.

Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five or more than twenty days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Direct-or by written waiver or by personal attendance thereat without protest of lack of notice to him.

Section 7. — Quorum.

At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 8. — Voting.

Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall be and constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

Section 9. — Vacancies.

Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

Section 10. — Removal of Directors.

Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.

Section 11. — Resignation.

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 12. — Salary.

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. — Contracts.

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 14. — Committees;

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at[ the pleasure of the Board.

ARTICLE III. OFFICERS

SUNRISE HANDICAP TRANSPORT CORP.

Section 1 — Number of Officers.

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors. and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any officer may hold more than one office, except the same person may not hold the office of President and Secretary.

Section 2. — Election of Officers.

Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. — Removal of Officers.

Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

Section 4. — President.

The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. — Vice-President.

In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. — Secretary.

The Secretary shall:

(a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

(b) Give and serve all notice of all meetings of the Corporation.

(c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

(d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

(e) Do and perform all other duties incident to the office of Secretary.

Section 7. — Treasurer.

The Treasurer shall:

(a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

(b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

(c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

Section 8. — Duties of Officers May Be Delegated.

In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

Section 9. — Vacancies - How Filled.

Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

Section 10. — Compensation of Officers.

The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the certificate of Incorporation.

ARTICLE IV. CERTIFICATES REPRESENTING SHARES

SUNRISE HANDICAP TRANSPORT CORP.

Section 1. — Issue of Certificates Representing Shares.

The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

Section 2. — Lost or Destroyed Certificates.

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. — Transfers of Shares.

(a) Transfers of shares of the Corporation shall be made on the shares records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V. SEAL

The seal of the Corporation shall be as follows:

ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.

ARTICLE VII. NEGOTIABLE INSTRUMENTS

All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX. AMENDMENTS

Section 1. — By Shareholders.

All by-laws of the Corporation shall be subject to alteration or repeal and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 2. — By Directors;

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X. OFFICES

The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

The undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation, in accordance with the requirements of the Business Corporation Law.

Dated: MAY 11, 1981

/s/ Joseph Randazzo
Incorporator
JOSEPH RANDAZZO

SUNRISE HANDICAP TRANSPORT CORP.

(the “Corporation”)

ACTION BY WRITTEN CONSENT OF THE SOLE DIRECTOR

The undersigned, being the sole director of the Corporation, hereby consents to the following actions and adopts the following resolutions:

BE IT RESOLVED:

1.  The By-Laws of the Corporation be and are hereby amended to fix the number of Directors of the Corporation at one or, if the By-Laws of the Corporation fix a numeric range of Directors that the Corporation is authorized to have, to decrease the minimum number of Directors of the Corporation to one.

The consent shall be filed with the minutes of the meetings of the directors of the Corporation and shall be treated for all purposes as action taken at a meeting.

Dated this 8th day of November, 2000

/s/ John R. Grainger
John R. Grainger
Sole Director